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                                                                    EXHIBIT 23.3
                                                                     PAGE 1 OF 1


          CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         As independent petroleum engineers and geologists, Netherland, Sewell & Associates, Inc. hereby consents to (i) the reference to our firm as experts and
(ii) the summarization of our report in the Form 10-K for the fiscal year ended December 31, 1994 of Global Natural Resources Inc. (the "Company") as filed with the Securities and Exchange Commission (the "Commission") which 10-K has been incorporated by reference in the Company's Registration Statement on Form S-8 (Registration No. 33-62106) and the Company's Registration Statement on Form S-8 (Registration No. 33-31537).

                                         NETHERLAND, SEWELL & ASSOCIATES, INC.


                                         By:  /s/Frederic D. Sewell
                                              --------------------------
                                              Frederic D. Sewell
                                              President


Dallas, Texas
March 15, 1995